                         SECURITIES PURCHASE AGREEMENT

                                BY AND BETWEEN

                           UNITEK SEMICONDUCTOR INC.

                                  THE COMPANY
                                    -------

                                      AND

                               KOPIN CORPORATION

                                      AND

                          CLAYBRIDGE ENTERPRISES LTD.

                                 THE INVESTORS
                                   ---------

                         DATED AS OF JANUARY 26, 1996

          AGREEMENT dated as of this 26th day of January, 1996 between Unitek Semiconductor Inc., a Delaware corporation with its principal address at 1550 South Bascom Avenue, Campbell, California (the "Company"), and Kopin Corporation, a Delaware corporation, with its principal address at 695 Myles Standish Boulevard, Myles Standish Industrial Park, Taunton, Massachusetts 02780 ("Kopin"), and Claybridge Enterprises Ltd., a British Virgin Islands corporation (together with its affiliates, "Claybridge") (Kopin and Claybridge being sometimes referred to hereinafter singly as an "Investor" and collectively as the "Investors, together with any other Co-Investor of the Stage III Securities or Stage IV Securities (as defined below) who is hereafter designated as such by Kopin and/or Claybridge or recommended by the Chief Executive Officer of the Company and approved by Kopin and Claybridge pursuant to Section 15 and listed on Exhibit A (as amended from time to time hereafter)).

          The Company intends to develop circuit designs and advanced processing technologies relating to integrated circuits ("ICs"), especially memory circuits such as DRAMS, SRAMS and non-volatile memories, and to design, make or have made IC products using these designs and technologies.

          Kopin is engaged in the business of designing and processing active matrix flat panel displays, based on active matrix IC circuits and using advanced interface electronics and IC chipsets, which are intended to be incorporated in various portable systems.

          Claybridge is seeking opportunities in the IC industry suitable for its investment and strategic objectives.

          The Company is seeking investment partners with significant financial resources and objectives consistent with the Company's goals.

          Kopin is seeking circuit designs, processing and chipset assistance for its display businesses and is seeking opportunities to engage IC designers and/or IC design companies to provide such assistance, and Claybridge is seeking assistance in gaining entry into the IC business.

          The Company and the Investors desire to enter into a business relationship whereby the Investors will provide capital to the Company and the Company, in addition to developing and making its own products, will render assistance to Kopin in display circuit design, processing and IC chipset designs and to Claybridge and other interested Investors with regard to the establishment of IC foundries and related matters such as training, processing and procurement.

          Accordingly, the parties hereby agree as follows:

1. DEFINITIONS. Certain terms are used in this Agreement as specifically defined in Exhibit 1 hereto.

2. THE SECURITIES. The Company has, or will have prior to the Stage I Closing Date, duly authorized the following:

          2.1. The issuance and sale to the Investors on the Stage I Closing Date of the Company's Convertible Notes in the aggregate principal amount of $500,000 (convertible into 1,625,000 shares of its Series A Convertible Preferred Stock, par value $.001 per share ("Series A Preferred Stock") at the price of $.3077 per share) (the "Stage I Securities"), and the reservation, free of preemptive rights and other preferential rights, of a sufficient number of its authorized but unissued shares of (a) its Series A Preferred Stock to satisfy the rights of conversion of the Stage I Securities, and (b) its only class of common stock, $0.001 par value per share ("Common Stock"), to satisfy the rights of conversion of the Series A Preferred Stock issuable upon conversion of the Stage I Securities.

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                                       2

          2.2. The issuance and sale to the Investors on the Stage II Closing Date of the Company's Convertible Notes in the aggregate principal amount of $1,500,000 (convertible into 4,875,000 shares of its Series A Preferred Stock at the price of $.3077 per share) (the "Stage II Securities"), and the reservation, free of preemptive rights and other preferential rights, of a sufficient number of its authorized but unissued shares of (a) its Series A Preferred Stock, to satisfy the rights of conversion of the Stage II Securities, and (b) its only class of common stock, $0.001 par value per share ("Common Stock"), to satisfy the rights of conversion of the Series A Preferred Stock issuable upon conversion of the Stage II Securities.

          2.3. The issuance and sale to the Investors on the Stage III Closing Date (at the price of $0.50 per share) of 4,000,000 shares of the Company's Series B Convertible Preferred Stock, par value $.001 per share ("Series B Preferred Stock") (the "Stage III Securities"), and the reservation, free of preemptive rights and other preferential rights, of a sufficient number of its authorized but unissued shares of its Common Stock to satisfy the rights of conversion of the holders of the Stage III Securities.

          2.4. The issuance and sale to the Investors on the Stage IV Closing Date (at the price of $1.00 per share) of 2,500,000 shares of the Company's Series C Convertible Preferred Stock, par value $.001 per share ("Series C Preferred Stock") (the "Stage IV Securities"), and the reservation, free of preemptive rights and other preferential rights, of a sufficient number of its authorized but unissued shares of its Common Stock to satisfy the rights of conversion of the holders of the Stage IV Securities.

3.        SALE AND PURCHASE OF SECURITIES.

          3.1. AGREEMENT TO SELL AND PURCHASE THE SECURITIES. Subject to the terms and conditions hereof, the Company is selling to the Investors, and the Investors are purchasing from the Company, the following:

          (a) Subject to the satisfaction of the conditions precedent set forth in Sections 6.1 and 6.2 hereof and subject to the terms and other conditions hereinafter set forth, at the Stage I Closing, the respective amount of Stage I Securities set forth on Exhibit A, convertible into 1,625,000 shares of Series A Preferred Stock at a conversion price of $.3077 per share (subject to proportionate adjustment to reflect stock splits, stock dividends, stock combinations, recapitalizations and like occurrences occurring after the date of this Agreement), for an aggregate purchase price of $500,000 for the Stage I Closing;

          (b) Subject to the satisfaction of the conditions precedent set forth in Sections 6.1 and 6.3 hereof and subject to the terms and other conditions hereinafter set forth, at the Stage II Closing, the respective amount of Stage II Securities set forth on Exhibit A, convertible into 4,875,000 shares of Series A Preferred Stock at a conversion price of $.3077 per share (subject to proportionate adjustment to reflect stock splits, stock dividends, stock combinations, recapitalizations and like occurrences occurring after the date of this Agreement), for an aggregate purchase price of $1,500,000 for the Stage II Closing;

          (c) Subject to the satisfaction of the conditions precedent set forth in Sections 6.1 and 6.4 hereof and subject to the terms and other conditions hereinafter set forth, at the Stage III Closing, the respective number of Stage III Securities set forth on Exhibit A for a purchase price of $0.50 per share (subject to proportionate adjustment to reflect stock splits, stock dividends, stock combinations, recapitalizations and like occurrences occurring after the date of this Agreement), representing an aggregate purchase price of $2,000,000 for the Stage III Closing;

          (d) Subject to the satisfaction of the conditions precedent set forth in Sections 6.1 and 6.5 hereof and subject to the terms and other conditions hereinafter set forth, at the Stage IV Closing, the respective number of Stage IV Securities set forth on Exhibit A for

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                                       3

a purchase price of $1.00 per share (subject to proportionate adjustment to reflect stock splits, stock dividends, stock combinations, recapitalizations and like occurrences occurring after the date of this Agreement), representing an aggregate purchase price of $2,500,000 for the Stage IV Closing;

          (e) Notwithstanding anything to the contrary set forth herein, including, but not limited to Section 6.3(a), the Company hereby grants to the Investors the option to purchase the Stage II Securities in accordance with the terms set forth in Sections 3.1(b) and 3.2(b) (the "Stage II Option"). The Stage II Option shall be exercisable (unless the Investors have breached their obligations to purchase the Stage I Securities at the Stage I Closing) in whole (but not in part) from and after the Stage I Closing, by written notice (the Stage II Option Notice") from the Investors to the Company. The Stage II Option Notice shall be deemed, for purposes of compliance with Section 3.2(b) hereof, to be a "Stage II Notice," as such term is defined in Section 6.3.

          (f) Notwithstanding anything to the contrary set forth herein, including, but not limited to Section 6.4(b), the Company hereby grants to the Investors the option to purchase the Stage III Securities in accordance with the terms set forth in Sections 3.1(c) and 3.2(c) (the "Stage III Option"). The Stage III Option shall be exercisable (unless the Investors have breached their obligations to purchase the Stage II Securities or Stage III Securities at the Stage II Closing or Stage III Closing, respectively) in whole (but not in part) from and after the Stage I Closing, by written notice (the Stage III Option Notice") from the Investors to the Company. The Stage III Option Notice shall be deemed, for purposes of compliance with Section 3.2(c) hereof, to be a "Stage III Notice," as such term is defined in Section 6.4.

          (g) Notwithstanding anything to the contrary set forth herein, including, but not limited to Section 6.5(b), the Company hereby grants to the Investors the option to purchase the Stage IV Securities in accordance with the terms set forth in Sections 3.1(d) and 3.2(d) (the "Stage IV Option"). The Stage IV Option shall be exercisable (unless the Investors have breached their obligations to purchase the Stage II Securities, Stage III Securities or Stage IV Securities at the Stage II Closing, Stage III Closing or Stage IV Closing, respectively) in whole (but not in part) from and after the Stage I Closing, by written notice (the Stage IV Option Notice") from the Investors to the Company. The Stage IV Option Notice shall be deemed, for purposes of compliance with
Section 3.2(d) hereof, to be a "Stage IV Notice," as such term is defined in
Section 6.5.

     3.2. CLOSINGS.

          (a) The closing hereunder with respect to the transactions contemplated by Sections 2.1 and 3.1(a) hereof (the "Stage I Closing") will take place at the offices of Chu, Ring & Associates, 253 Summer Street, Boston, Massachusetts, at 9:00 a.m. local time, on January 26, 1996, or a such other place and time and on such other date as may be mutually agreed upon in writing by the Investors and the Company (the "Stage I Closing Date").

          (b) The closing hereunder with respect to the transactions contemplated by Sections 2.2 and 3.1(b) or 3.1(e) hereof (the "Stage II Closing") will take place at the offices of Chu, Ring & Associates, 253 Summer Street, Boston, Massachusetts or at such other place as may be mutually agreed upon in writing by the Investors and the Company, on a mutually acceptable business day within 15 days after the Stage II Notice has been delivered in accordance with Section 6.3 and the other conditions set forth in Sections 6.1 and 6.3 have been satisfied or waived in writing by the Investors (the "Stage II Closing Date"). Notwithstanding anything express or implied in this Agreement to the contrary, the Stage II Closing shall be deemed to have occurred for all purposes hereunder upon the exercise by the Investors of the option granted to the Investors in Section 3.1(e) above and payment by the Investors of the aggregate purchase price for the Stage II Securities.

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                                       4

          (c) The closing (the "Stage III Closing") hereunder with respect to the transactions contemplated by Sections 2.3 and 3.1(c) or 3.1(f) hereof will take place at the offices of Chu, Ring & Associates, 253 Summer Street, Boston, Massachusetts or at such other place as may be mutually agreed upon in writing by the Investors and the Company, on a mutually acceptable business day within 15 days after the Stage III Notice has been delivered in accordance with Section
6.4 and the other conditions set forth in Sections 6.1 and 6.4 have been satisfied or waived in writing by the Investors (the "Stage III Closing Date"). Notwithstanding anything express or implied in this Agreement to the contrary, the Stage III Closing shall be deemed to have occurred for all purposes hereunder upon the exercise by the Investors of the option granted to the Investors in Section 3.1(f) above and payment by the Investors of the aggregate purchase price for the Stage III Securities.

          (d) The closing (the "Stage IV Closing") hereunder with respect to the transactions contemplated by Sections 2.3 and 3.1(d) or 3.1(g) hereof will take place at the offices of Chu, Ring & Associates, 253 Summer Street, Boston, Massachusetts or at such other place as may be mutually agreed upon in writing by the Investors and the Company, on a mutually acceptable business day within 15 days after the Stage IV Notice has been delivered in accordance with Section
6.5 and the other conditions set forth in Sections 6.1 and 6.5 have been satisfied or waived in writing by the Investors (the "Stage IV Closing Date"). Notwithstanding anything express or implied in this Agreement to the contrary, the Stage IV Closing shall be deemed to have occurred for all purposes hereunder upon the exercise by the Investors of the option granted to the Investors in
Section 3.1(g) above and payment by the Investors of the aggregate purchase price for the Stage IV Securities.

          (e) At each Closing, the Company will, unless otherwise requested, deliver to the Investors convertible promissory notes or certificates evidencing the respective aggregate principal amount or number of shares of Securities to be purchased by the Investors, as the case may be, against payment of the purchase price in immediately available funds or by cancellation of existing indebtedness, all as set forth on Exhibit A.

4. REPRESENTATIONS AND WARRANTIES. In order to induce the Investors to enter into this Agreement and to purchase the Securities to be purchased by them hereunder, the Company represents and warrants to the Investors and agrees severally with each Investor as follows:

          4.1. ORGANIZATION, STANDING, POWER, AUTHORITY, QUALIFICATION. The Company is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware with corporate power and authority adequate for (a) the execution and delivery of this Agreement, the Related Agreements and the performance of its obligations hereunder and thereunder and
(b) the carrying on of the business conducted by it. The Company has taken (or, in the case of the Related Agreements, will have taken prior to the Stage I Closing Date) all corporate action necessary to authorize this Agreement and the Related Agreements. The Company is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which such qualification is required, and is duly authorized, qualified and licensed under all laws, regulations ordinances or orders of public authorities, or otherwise, to carry on its business in the places and in the manner conducted and to own its properties and assets.

          4.2. CAPITALIZATION. Immediately after the effective date of the Certificate of Incorporation (but before giving effect to the Stage I Closing), the authorized capital stock of the Company consists of 20,000,000 shares of a single class of Common Stock, par value $.001 per share, 4,000,000 shares of which are issued and outstanding or have been duly reserved for issuance to key employees and 3,000,000 shares have been duly reserved for issuance to employees, consultants, directors and advisers pursuant to the Company's stock option plan, and 13,000,000 shares of a single class of Preferred Stock, par value $.001 per share. The Certificate of Designation will authorize the issuance of the following series of Preferred Stock, as the sole authorized series of the Company's Preferred Stock: 6,500,000 shares of Series A Preferred Stock, 4,000,000 shares of Series B Preferred Stock and 2,500,000 shares of Series C Preferred Stock. Schedule 4.2 hereto

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                                       5

contains a list of (i) all holders of capital stock of the Company, including the number of shares of capital stock held by each such holder, and (ii) all outstanding warrants, options, agreements, convertible securities or other commitments pursuant to which the Company is or may become obligated to issue (or as to which it has reserved for issuance) any shares of its capital stock or other securities of the Company, which names all persons entitled to receive such shares or other securities (and/or states their respective positions at the Company) and the shares or other securities required to be issued thereunder. All of the issued and outstanding shares of the capital stock of the Company have been duly authorized and validly issued in compliance with all applicable provisions of the Securities Act of 1933, as amended (the "Securities Act") and applicable state "blue sky" laws and regulations, and are fully paid, non-assessable, and subject to no liens or restrictions on transfer of any kind except restrictions on transfer imposed by applicable securities laws. The Company does not have outstanding, except as contemplated by this Agreement, any rights (preemptive or other) to subscribe for or to purchase, or any warrants or options for the purchase of, or any agreements, understandings or arrangements providing for or other obligations requiring the issuance (contingent or other) of, or any calls, commitments or claims of any character relating to, any shares of any class of its capital stock or any securities convertible into or exchangeable for any such stock. The Company is not subject to any obligations (contingent or other) to repurchase or otherwise acquire or rescind the sale of any shares of any class of its stock or any securities, rights or options related thereto.

          4.3. GOVERNING DOCUMENTS. The copies of the Certificate of Incorporation and By-Laws of the Company as currently in effect which have heretofore been delivered to the Investors are true, complete and correct.

          4.4. FINANCIAL INFORMATION. The Company's balance sheet as at January 15, 1996, previously delivered to the Investors, fairly presents the Company's financial condition as at such date. There has been no material adverse change since January 15, 1996, in the business, operations, assets, prospects or condition (financial or otherwise) of the Company or its Business other than in the ordinary course of business.

          4.5. ENFORCEABILITY OF AGREEMENTS. The Company has duly taken all corporate action necessary to authorize the execution, delivery and performance of this Agreement and each of the Related Agreements. This Agreement and each of the Related Agreements constitutes (or, in the case of the Related Agreements, will constitute upon execution and delivery thereof at the Closing) the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent enforcement thereof may be limited by insolvency, bankruptcy and similar laws affecting generally the enforcement of contractual rights and by the discretionary nature of equitable remedies.

          4.6. NO VIOLATION; NO DEFAULTS. Neither the execution nor delivery of this Agreement or any of the Related Agreements, nor the consummation of any transaction contemplated hereby or thereby, including without limitation the issuance and sale of the Securities as provided herein, has constituted or resulted in or will constitute or result in a breach of the provisions of any mortgage, lease, license or other instrument, contract or agreement to which the Company is a party or by which it is bound, or the charter or by-laws of the Company or the violation of any judgment, decree, law or governmental or administrative order, rule or regulation which, singly or in the aggregate, may have any material adverse effect on the business, operations, assets, prospects or condition (financial or otherwise) of the Company. The Company is not in default under any provision of its charter, by-laws, or under any provision of any mortgage, lease, license or other instrument, contract or agreement to which it is a party or by which it is bound or of any law, ordinance, approval, rule or regulation or any terms of any applicable order, judgment or decree of any court, arbitrator or governmental or administrative authority which, singly or in the aggregate, may have any material adverse effect on the business, operation, assets, prospects or condition (financial or otherwise) of the Company.

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                                       6

          4.7. BROKERS' FEES. There are no brokers', finders', or similar fees due from the Company in respect of the transactions contemplated by this Agreement or any of the Related Agreements.

          4.8.  ABSENCE OF UNDISCLOSED LIABILITIES.  Except as disclosed in
Schedule 4.8 or in the financial statements referred to in Section 4.4 hereof, or arising in the ordinary course of business and for obligations created pursuant to this Agreement and the Related Agreements, as of the Stage I Closing Date, the Company will have no material liabilities (fixed or contingent, including without limitation any liabilities for money borrowed or any tax liabilities due or to become due) and will be subject to no material obligations under any contract or commitment of any kind.

          4.9. LITIGATION. Except as disclosed on Schedule 4.9, there is neither pending nor, to the Company's knowledge and belief, threatened any action, suit, proceeding or claim, or any basis therefor, to which the Company, Liou or any officer of the Company is or may be named as a party or its or his property is or may be subject or which calls into question any of the transactions contemplated by this Agreement.

          4.10. CONSENTS. No consent, approval or authorization of, or filing with, any governmental authority is required in connection with the Company's valid execution, delivery or performance of this Agreement and the Related Agreements, or the consummation of any other transaction to be consummated at the Closing.

          4.11. TRADEMARKS, LICENSES, ETC. The Company has or has the right to use all patents, patent applications, trademarks, trademark rights, trade names, trade name rights, copyrights, licenses, trade secrets, permits, authorizations and other rights, as are necessary for the conduct of its business, all of which are in full force and effect, and the Company is in substantial compliance with the foregoing without any infringement of, adverse claim in respect of or known conflict with the valid rights of others which could affect or impair in a material manner the business or assets or financial condition of the Company. The Company has previously delivered to the Investors a schedule listing all material patents, patent applications, licenses, copyrights and similar intellectual property rights of the Company. All material items of intellectual property used by the Company's business are or will be made subject to patent, copyright, trade secret or other appropriate legal protection and the Company is under no obligation to compensate any other Person for the use thereof. The Company has complied with all of its obligations of confidentiality in respect of the claimed trade secrets or proprietary information of others and knows of no violation of such obligations of confidentiality as are owed to the Company. No employee, agent or consultant of the Company is subject to confidentiality restrictions in favor of any third person the breach of which could subject the Company to any material liability.

          4.12. FOUNDER. Liou is of sound mind and body and mentally and physically capable of fulfilling his obligations under the Employment Agreement.

          4.13. PROCEEDS. All cash proceeds from the sale of the Securities will be used for general corporate purposes.

          4.14. REGISTRATION RIGHTS. Except as provided for in this Agreement, the Company is under no obligation to register under the Securities Act any of its currently outstanding securities or any of its securities which may hereafter be issued.

          4.15. SUBSIDIARIES; TITLE TO PROPERTIES; LIENS AND ENCUMBRANCES; INSURANCE. The Company has no subsidiary and owns no security issued by or interest in any other corporation, partnership or other organization. The Company has valid title to and ownership of all the properties and assets purported to be owned by it, free from all mortgages, pledges, liens, security interests, conditional sale agreements, encumbrances or charges, except such as are described on Schedule 4.15 hereto. The Company enjoys peaceful and undisturbed possession under all leases under which it is operating and all such leases are valid and subsisting and in full force and effect. The

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                                       7

Company maintains those insurances (including product liability insurance) and in the amounts set forth on Schedule 4.15.

    4.16. ENVIRONMENTAL COMPLIANCE. The Company has taken all necessary steps to investigate its usage of its properties and its operations conducted thereon and, based upon such diligent investigation, has determined that:

          (a) none of the Company or, to the best of its knowledge, any operator of its properties is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "Environmental Laws"), which violation would have a material adverse effect on the environment or the business, assets or financial condition of the Company;

          (b) the Company has not received notice from any third party including without limitation any federal, state or local governmental authority, (i) that the Company or any predecessor in interest has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986); (ii) that any hazardous waste as defined by 42 U.S.C. (S)6903(5), any hazardous substances as defined by 42 U.S.C. (S)9601(14), any pollutant or contaminant as defined by 42 U.S.C.
(S)9601(33) and any toxic substance, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which any one of them has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that the Company or any predecessor in interest conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that any of them is or shall be a named party to any claim, action, cause of action, complaint (contingent or otherwise) legal or administrative proceeding arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances;

          (c) except as set forth in Schedule 4.16 hereto, to the best of the Company's knowledge: (i) no portion of the Company's properties has been used for the handling, manufacturing, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on such properties; (ii) in the course of any activities conducted by the Company or operators of its properties, no Hazardous Substances have been generated or are being used on such properties except in accordance with applicable Environmental Laws; (iii) there have been no releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Substances on, upon, into or from the properties of the Company, which releases would have a material adverse effect on the value of such properties or adjacent properties or the environment; (iv) to the best of the Company's knowledge, there have been no releases on, upon, from or into any real property in the vicinity of the real properties of the Company which, through soil or ground water contamination, may have come to be located on, and which would have a material adverse effect on the value of, the properties of the Company; and (v) in addition, any Hazardous Substances that have been generated on the properties of the Company, have been transported offsite only by carriers having an identification number issued by the EPA and treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Company's knowledge, operating in compliance with such permits and applicable Environmental Laws; and

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                                       8

          (d) to the best of the Company's knowledge, none of the properties of the Company are or shall be subject to any applicable environmental cleanup responsibility law or environmental restrictive transfer law or regulation by virtue of the transactions set forth herein and contemplated hereby.

          4.17. TAXES. The Company has, to the best of the Company's knowledge, accurately prepared and timely filed all federal, state and other tax returns required by law to be filed by it, and all taxes shown to be due and all additional assessments have been paid or provision made therefore. There are no transfer, issuance or similar taxes imposed by law in connection with the issuance, sale or delivery of the Securities.

          4.18. OFFERING. Subject to the truth and accuracy of the representations of the Investors set forth in Section 5 hereof, the offer, sale and issuance of the Securities as contemplated by this Agreement are exempt from the registration requirements of the Securities Act, and neither the Company nor any one acting on its behalf will take any action hereafter that would cause the loss of such exemption. The Company has complied and will comply with all applicable state "blue sky" or securities laws in connection with the offer, sale and issuance of the Securities as contemplated by this Agreement.

          4.19. DISCLOSURE. Neither this Agreement nor any of the Related Agreements contains any untrue statement of a material fact and does not omit to state a material fact necessary in order to make the statements contained herein or therein misleading in the light of the circumstances under which they were made.

5. INVESTOR REPRESENTATIONS. Each Investor represents and warrants to the Company as of his or its execution of this Agreement that:

          5.1.  INVESTMENT REPRESENTATIONS.

          (a) He or it is acquiring the Securities for investment, and not with a view to selling or otherwise distributing any thereof in violation of the Securities Act; provided, however, that nothing contained herein shall prevent the Investor from requesting that the Securities be registered in the name of its nominee or transferring the Securities in compliance with applicable laws.

          (b) That no person or entity, other than the Company or its authorized representatives, has offered the Securities to the undersigned.

          (c) That he or it has such knowledge and experience in financial and business matters that he or it is capable of evaluating the merits and risks of an investment in the Company, or he and his or its financial and investment advisors together have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of an investment in the Company.

          (d) That (i) it has been called to his or its attention in connection with his or its investment in the Company that such investment is speculative in nature and involves a high degree of risk, and (ii) he or it is aware that the Company is in the start-up stage and thus has limited operating history.

          (e) He or it and his or its representatives have been permitted full and complete access to the books and records and other documents of the Company which he and his or it and its representatives have desired or requested to review and that he and his or it and its representatives have had a full opportunity to meet with the officers of the Company to discuss such matters a such Investor has elected to review, and that any questions regarding the Company and its business have been answered to the full satisfaction of the undersigned.

          (f) He or it is an "accredited investor" as defined in Regulation D under the Securities Act.

          (g) That he or it understands that no federal or state agency has passed upon or made any recommendation or endorsement of an investment in the Securities.

          (h) That he or it will notify the Company immediately, and in any event prior to the date this agreement is accepted by the Company or any Securities are issued to such Investor, if any event occurs which would materially and adversely affect any of the above representations or warranties.

          5.2. AUTHORIZATION; ENFORCEABILITY. It has taken all necessary action to authorize its execution, delivery and performance of this Agreement and the other Related Agreements to which it is or may become a party. This Agreement constitutes, and each of the Related Agreements to which it is a party will constitute, upon execution and delivery thereof at the Closing, its legal, valid and binding agreement.

          5.3. BROKERS. It has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement.

6.        CONDITIONS PRECEDENT.

          6.1. CONDITIONS PRECEDENT TO EACH CLOSING. The obligation of each Investor to purchase Securities at each Closing is subject to the Company's compliance with its agreements herein and to the satisfaction, on or prior to each Closing Date, of the following conditions precedent (except to the extent waived in writing by the Investors in their sole discretion including in connection with the exercise by the Investors of their rights under Section 3.1(e), (f) or (g) hereof):

          (a) Legality; Governmental Authorizations. The purchase of and payment for the Securities to be purchased by the Investors shall not be prohibited by any law or governmental order or regulation, and shall not subject any Investor to any penalty, tax, liability or other onerous condition. All necessary consents, approvals, licenses, permits, orders and authorizations of, or registrations, declarations and filings with, any governmental or administrative agency or of any other Person with respect to any of the transactions contemplated hereby or by the Related Agreements shall have been duly obtained or made and shall be in full force and effect. True and complete copies of each of the foregoing as in effect shall have been furnished to the Investors.

          (b) No Change in Law, Etc. No legislation, order, rule, ruling or regulation shall have been enacted or made by or on behalf of any governmental body, department or agency, nor shall any investigation by any governmental authority or administrative body have been commenced, nor shall any decision of any court of competent jurisdiction have been rendered which in the judgment of an Investor would materially and adversely affect, restrain, prevent or change the transactions contemplated by this Agreement or the Related Agreements or materially and adversely affect the business, operations, assets, prospects or condition (financial or otherwise) of the Company.

          (c) Proper Proceedings. All necessary and proper proceedings shall have been taken by the Company to authorize the execution, delivery and performance of each of this Agreement and the Related Agreements and of each of the transactions contemplated hereby and thereby.

          (d) General. All instruments and legal, governmental, administrative and corporate proceedings in connection with the transactions contemplated by this Agreement and the Related Agreements shall be satisfactory in form and substance to the Investors, and the Investors shall have received counterpart originals, or certified or other copies of all documents, including without limitation records of corporate or other proceedings and opinions of counsel, which it may have reasonably requested in connection therewith.

          6.2. CONDITIONS PRECEDENT TO THE STAGE I CLOSING. In addition to the satisfaction of the conditions set forth in Section 6.1 above, the obligation of each Investor to purchase and pay for

Stage I Securities at the Stage I Closing is subject to the satisfaction of the following conditions precedent (except to the extent waived in writing by such Investor in its sole discretion):

          (a) Certificate of Designation. The Certificate of Designation shall have been approved by resolutions duly adopted by the Company's board of directors and shall have been filed with the office of the Secretary of State of the State of Delaware.

          (b) First Refusal Agreement. The Company shall have executed and delivered to the Investors the First Refusal Agreement substantially in the form of Exhibit 6.2(b) hereto.

          (c) Employment Agreement. Liou, the Company and the Investors shall have executed and delivered the Employment Agreement substantially in the form of Exhibit 6.2(c).

          (d) Shareholders Agreements. The Company, the Investors and each Person who, as of the Stage I Closing, owns any shares of capital stock of the Company shall have executed and delivered the Shareholders Agreement substantially in the form of Exhibit 6.2(d).

          (e) Administrative Services Agreement. The Company and Kopin shall have executed and delivered the Administrative Services Agreement substantially in the form of Exhibit 6.2(e).

          (f) Employee Proprietary Rights and Nondisclosure Agreements. The Company shall have delivered to the Investors a copy of its Employee Proprietary Rights and Nondisclosure Agreement signed by each of the Company's employees (other than Liou).

          (g) Legal Opinion. The Investors shall have received a favorable legal opinion from Company counsel substantially in the form of Exhibit 6.2(g) hereto.

          (h) Board of Directors. The Company shall have (i) adopted an amendment to its By-Laws fixing the number of its directors at four and (ii) established a Compensation Committee of its Board of Directors consisting of at least a majority of the non-management directors; and, consistent with the Shareholders Agreement, the Company's Board of Directors shall, as of the Stage I Closing Date, consist of at least the following three individuals (the fourth member being such person as shall be nominated by management of the Company and agreed to by the Investors, as provided under the Shareholders Agreement):

          Two persons nominated by the Investors
          Tian-I Liou

          (i) Representations and Warranties; Officers' Certificates. The representations and warranties contained or incorporated by reference herein shall be true and correct in all material respects on and as of the Stage I Closing Date with the same force and effect as though made on and as of the Stage I Closing Date, both before and after giving effect to the sale of the Stage I Securities; and the Investors shall have received on the Stage I Closing Date a certificate to these effects signed by the President of the Company and a certificate as to the matters represented and warranted in Section 4.12 signed by Liou.

          6.3. CONDITIONS PRECEDENT TO THE STAGE II CLOSING. In addition to the continuing satisfaction of the conditions set forth in Sections 6.1 and 6.2 hereof, the obligation of each Investor to purchase and pay for Stage II Securities at the Stage II Closing is subject to the satisfaction of the following conditions precedent (except to the extent waived in writing by such Investor in its sole discretion including in connection with the exercise by the Investors of their rights under Section 3.1(e) hereof):

          (a) The Company's President and Chief Executive Officer shall have delivered to the Investors a written notice (the "Stage II Notice") certifying that the milestones set forth in

Schedule 6.3 have occurred and requesting that the Stage II Closing be effected as promptly as practicable.

          (b) There shall not have been any material misstatement with respect to, or any material breach of, any of the representations and warranties set forth in Section 4 hereof as of the date of the Stage I Closing; there shall not be any material misstatement with respect to, or any material breach of, any of the representations and warranties set forth in Sections 4.1-13, and 4.15-4.19 as of the date of the Stage II Closing; there shall not be any material misstatement with respect to, or any material breach of, any of the representations and warranties set forth in Section 4 hereof (other than those set forth in Sections 4.1-13, and 4.15-4.19), as of the date of the Stage II Closing, except as disclosed in writing to and accepted by the Investors, which acceptance shall not be unreasonably withheld; and the Company shall not be in material default of any covenant set forth in this Agreement.

          (c) Each of the Related Agreements shall be in full force and effect.

          (d) The Investors shall have received a certificate of the President and Chief Executive Officer of the Company, dated the Stage II Closing Date, to the effect that the conditions precedent set forth in Sections 6.1 and 6.3 have been fully satisfied, and certifying further that since the Stage I Closing Date there has not been any material adverse change in the financial condition or operations of the Company.

          (e) The Company shall have delivered to the Investors a certificate or certificates, dated the Stage II Closing Date, of the Secretary of the Corporation certifying as to the resolutions of the Company's Board of Directors authorizing the issuance to the Investors of the Stage II Securities, the execution and delivery of such other documents and instruments as may be required by this Agreement in connection with the Stage II Closing, and the consummation of the transactions contemplated hereby, and certifying that such resolutions were duly adopted and have not been rescinded or amended as of said date.

          6.4. CONDITIONS PRECEDENT TO THE STAGE III CLOSING. In addition to the continuing satisfaction of the conditions set forth in Sections 6.1 and
6.2 hereof, the obligation of each Investor to purchase and pay for Stage III Securities at the Stage III Closing is subject to the satisfaction of the following conditions precedent (except to the extent waived in writing by such Investor in its sole discretion including in connection with the exercise by the Investors of their rights under Section 3.1(f) hereof):

          (a) The Stage II Closing shall have occurred.

          (b) The Company's President and Chief Executive Officer shall have delivered to the Investors a written notice (the "Stage III Notice") certifying that the milestones set forth in Schedule 6.4 have occurred and requesting that the Stage III Closing be effected as promptly as practicable.

          (c) There shall not have been any material misstatement with respect to, or any material breach of, any of the representations and warranties set forth in Section 4 hereof as of the date of the Stage III Closing; there shall not be any material misstatement with respect to, or any material breach of, any of the representations and warranties set forth in Section 4.1-13, and 4.15-4.19 as of the date of the Stage III closing; there shall not be any material misstatement with respect to, or any material breach of, any of the representations and warranties set forth in Section 4 hereof (other than those set forth in Sections 4.1-13, and 4.15-4.19), as of the date of the Stage III Closing, except as disclosed in writing to and accepted by the Investors, which acceptance shall not be unreasonably withheld; and the Company shall not be in material default of any covenant set forth in this Agreement.

          (d) Each of the Related Agreements shall be in full force and effect.

          (e) The Investors shall have received a certificate of the President and Chief Executive Officer of the Company, dated the Stage III Closing Date, to the effect that the conditions precedent set forth in Sections 6.1 and 6.4 have been fully satisfied, and certifying further that since the Stage I Closing Date there has not been any material adverse change in the financial condition or operations of the Company.

          (f) The Company shall have delivered to the Investors a certificate or certificates, dated the Stage III Closing Date, of the Secretary of the Corporation certifying as to the resolutions of the Company's Board of Directors authorizing the issuance to the Investors of the Stage III Securities, the execution and delivery of such other documents and instruments as may be required by this Agreement in connection with the Stage III Closing, and the consummation of the transactions contemplated hereby, and certifying that such resolutions were duly adopted and have not been rescinded or amended as of said date.

          6.5. CONDITIONS PRECEDENT TO THE STAGE IV CLOSING. In addition to the continuing satisfaction of the conditions set forth in Sections 6.1 and 6.2 hereof, the obligation of each Investor to purchase and pay for Stage IV Securities at the Stage IV Closing is subject to the satisfaction of the following conditions precedent (except to the extent waived in writing by such Investor in its sole discretion including in connection with the exercise by the Investors of their rights under Section 3.1(g) hereof):

          (a) The Stage III Closing shall have occurred.

          (b) The Company's President and Chief Executive Officer shall have delivered to the Investors a written notice (the "Stage IV Notice") certifying that the milestones set forth in Schedule 6.5 have occurred and requesting that the Stage IV Closing be effected as promptly as practicable.

          (c) There shall not have been any material misstatement with respect to, or any material breach of, any of the representations and warranties set forth in Section 4 hereof as of the date of the Stage I Closing; there shall not be any material misstatement with respect to, or any material breach of, any of the representations and warranties set forth in Section 4.1-13, and 4.15-4.19 as of the date of the Stage IV closing; there shall not be any material misstatement with respect to, or any material breach of, any of the representations and warranties set forth in Section 4 hereof (other than those set forth in Sections 4.1-13, and 4.15-4.19), as of the date of the Stage IV Closing, except as disclosed in writing to and accepted by the Investors, which acceptance shall not be unreasonably withheld; and the Company shall not be in material default of any covenant set forth in this Agreement.

          (d) Each of the Related Agreements shall be in full force and effect.

          (e) The Investors shall have received a certificate of the President and Chief Executive Officer of the Company, dated the Stage IV Closing Date, to the effect that the conditions precedent set forth in Sections 6.1 and 6.5 have been fully satisfied, and certifying further that since the Stage I Closing Date there has not been any material adverse change in the financial condition or operations of the Company.

          (f) The Company shall have delivered to the Investors a certificate or certificates, dated the Stage IV Closing Date, of the Secretary of the Corporation certifying as to the resolutions of the Company's Board of Directors authorizing the issuance to the Investors of the Stage IV Securities, the execution and delivery of such other documents and instruments as may be required by this Agreement in connection with the Stage IV Closing, and the consummation of the transactions contemplated hereby, and certifying that such resolutions were duly adopted and have not been rescinded or amended as of said date.

          6.6. CONDITIONS TO OBLIGATIONS OF THE COMPANY. It shall be a condition precedent to the obligations of the Company hereunder to be performed at the Stage I Closing, the Stage II Closing, the Stage III Closing or the Stage IV Closing, as the case may be, as to each Investor (including any Co-Investor (as defined in Section 15)) that (i) the representations and warranties contained herein of such Investor (and Co-Investor) shall be true and correct as of the date of each such Closing with the same force and effect as though such representations and warranties had been made on and as of such date, and each Investor (and Co-Investor) will execute and deliver to the Company a certificate to these effects, (ii) such Investor (and Co-Investor) shall have materially complied with all of its agreements, covenants and obligations hereunder and under all other agreements executed in connection with the transactions contemplated hereby to which it is as party, and (iii) such Investor shall have executed and delivered, and shall remain legally bound under, the Shareholders Agreement.

7. COVENANTS. In addition to its other undertakings herein, the Company covenants that so long as any Securities remain outstanding it will comply with each of the following provisions:

          7.1. REPORTS. The Company will maintain a system of accounting in which full, true and correct entries will be made of all dealings and transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis. The Company will furnish the following financial statements, notices and requests to the Investors and, with respect to the financial statements referred to in Sections 7.1.1 and 7.1.2, to any other Person holding any shares of the
Securities:

          7.1.1. Annual Statements. As soon as available, and in any event within 60 days after the end of each fiscal year of the Company, the balance sheet of the Company as of the end of such fiscal year and its statements of operations and changes in financial position for such year, setting forth in each case in comparative form the figures for the next preceding fiscal year (commencing with the fiscal year ending in 1996), said statements being accompanied by the audit report thereon of certified public accountants of national recognized standing reasonably satisfactory to the Investor, to the effect that such financial statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior years and present fairly the financial position of the Company as of the dates specified and the results of its operations and changes in financial position with respect to the periods specified.

          7.1.2. Quarterly Reports. As soon as available, and in any event within 30 days after the end of each of the first three fiscal quarters in each fiscal year of the Company, the balance sheet of the Company as of the end of such quarter and its statements of operations and changes in financial position for such quarter and the portion of the fiscal year then ended, setting forth in each case the figures for the corresponding periods of the immediately preceding fiscal year in comparative form (commencing with the fiscal year ending in 1996), all in reasonable detail.

          7.1.3. Monthly Reports. As soon as practicable, and in any event within 30 days after the end of each calendar month of each fiscal year, financial statements of the Company as of the end of such month in form acceptable to the Investors.

          7.1.4. Officers' Certificates. Together with delivery of financial statements of the Company pursuant to Sections 7.1.1 and 7.1.2 above, a certificate of the President and, the Treasurer of the Company that such statements have been properly prepared and are correct (subject in the case of interim financial statements only to normal year-end audit adjustments).

          7.1.5. Budgets. As soon as practicable and in any event within 30 days after the commencement of each calendar year, an annual budget, and copies of financial budgets of income and expenditures on a month-to-month basis.

     7.2. KEY MAN LIFE INSURANCE. The Company shall obtain not later than the Stage II Closing Date and maintain with a financially sound and reputable insurance company, term life insurance on the life of Liou, in the amount of at least $1,000,000, which proceeds shall be payable to the order of the Company. The Company will not cause or permit any assignment of the proceeds of such policy and will not borrow against such policy.

     7.3. NOTICE OF LITIGATION, DEFAULTS, ETC. The Company will promptly give the Investors notice of any litigation or any administrative proceeding to which it may hereafter become a party which involves a potential liability (before giving effect to receipt of proceeds of applicable insurance policies, if any) equal to or greater than $25,000, or which may otherwise result in any material adverse change in the business, operations, assets, prospects or condition (financial or otherwise) of the Company. Forthwith upon any officer of the Company obtaining knowledge of any default or event of default under any agreement relating to indebtedness for money borrowed or on account of a capital lease obligation, the Company will furnish to the Investors a notice specifying the nature and period of existence thereof and what action the Company has taken, is taking or proposes to take with respect thereto. Promptly after the receipt thereof, the Company will provide to the Investors copies of any reports as to inadequacies in accounting controls submitted by independent accountants.

     7.4. OTHER INFORMATION. From time to time upon request of any authorized officer or representative of the Investor, the Company will furnish to any such authorized officer or representative such information regarding the business, affairs, prospects and condition (financial or otherwise) (including materials furnished to the directors of the Company at or in connection with board meetings) as such officer or representative may reasonably request. Each such officer or representative shall have the right upon reasonable prior notice during normal business hours to inspect the properties of the Company to examine the books and records of the Company to make copies, notes and abstracts therefrom, and to make an independent examination of the books and records of the Company.

     7.5. INSURANCE. The Company shall maintain with financially sound and reputable insurers insurance with respect to its properties, business and against such casualties and contingencies and in such types and such amounts as shall be in accordance with sound business practice. Without limiting the foregoing, the Company will (i) keep all of its physical property insured against fire and extended coverage risks in amounts and with deductibles equal to those generally maintained by businesses engaged in similar activities, (ii) maintain workers compensation or similar insurance as may be required by law, and (iii) maintain general public liability insurance in amounts and with deductibles equal to those generally maintained by businesses engaged in similar activities and in any case a basic policy with a limit of liability of not less than $1 million and an umbrella policy with a limit of liability of not less than $5 million against claims for bodily injury, death or property damage occurring on, in or about the properties of the Company, business interruption insurance and product liability insurance.

     7.6. SHAREHOLDERS AGREEMENT. The Company shall cause any Person who subsequently becomes a holder of any shares of capital stock of the Company or any option, warrant or other right to acquire same to become a Shareholder party to the Shareholders Agreement concurrently therewith.

     7.7. EXTRAORDINARY TRANSACTIONS. The Company shall not, directly or indirectly, without the affirmative approval or consent of the Board or, in the case of clause (viii) below, the Compensation Committee of the Board of Directors (consisting of at least a majority of nonmanagement Directors), (i) sell, pledge, encumber, abandon, transfer, lease or otherwise dispose of any of its properties or assets (except the sale of its products in the ordinary course of business), (ii) purchase, lease or otherwise acquire all or substantially all the properties or assets of another corporation or entity, (iii) make any material change in the nature of the Company's business, (iv) enter into any transaction or series of related transactions involving the expenditure or commitment of $50,000 or more, (v) enter into any transaction with any director, officer, employee or holder of more than 5% of the outstanding capital stock of any class or series of capital stock of the Company, member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or member of the family of such person, is a director, officer, trustee, partner or holder of more than 5% of the outstanding capital stock thereof, except for transactions on customary terms related to such person's employment or as contemplated by this Agreement or the transactions contemplated hereby, (vi) authorize, create, issue any additional shares of capital stock or rights, options, warrants or other securities convertible into or exchangeable for capital stock or any debt security which by its terms is convertible into or exchangeable for any equity security, (vii) increase or prepay the compensation payable to any of the executive employees of the Company or any of the employees of the Company with annual salaries equal or in excess of $70,000, (viii) grant any stock option or other rights in or to any capital stock of the Company to any director, officer, employee, consultant or adviser of or to the Company, or (ix) borrow any monies.

       7.8. MEETINGS OF THE BOARD OF DIRECTORS. The Company shall call, and use its best efforts to have, regular meetings of the Board of Directors of the Company not less often than monthly. The Company shall pay all reasonable travel expense and other out-of-pocket disbursements incurred by all non-employee directors in connection with attending meetings of the Board of Directors of the Company.

       7.9. DESIGNATION OF COMPANY EMPLOYEE. In the event of the failure by the Company to timely meet all of the milestones established as a condition precedent to either of the Stage II Closing, Stage III Closing or Stage IV Closing, then immediately following any such failure (a "Default"), the Investors shall have the right thereafter to designate an individual (or his or her successor should such person be terminated by the Company as described below), who shall be employed by the Company as an executive officer and shall be subject to the same terms and policies applicable to the Company's employees. Such employee will report directly to the President of the Company and may be terminated by the Board of Directors of the Company.

       7.10. COMPLIANCE WITH INVESTMENT POLICY. The Company shall invest all proceeds from the sale of Securities and other Company funds pending their application for corporate purposes in accordance with such investment policies as shall be adopted from time to time by the Board of Directors of the Company.

       7.11. IC DESIGN AND PROCESSING ASSISTANCE. The Company shall render assistance to Kopin on IC display design, IC processing improvement and, if feasible, chipset designs. Kopin shall pay the Company a consulting fee and reimburse the Company for its documented out-of-pockets costs relating to such assistance.

       7.12. IC FOUNDRY ASSISTANCE. The Company shall render assistance to Claybridge and other Investors on matters relating to entry into IC manufacturing, including establishment of IC foundries, training, processing and procurement. Claybridge and such Investors shall pay the Company a consulting fee and reimburse the Company for its documented out-of-pockets costs relating to such assistance.

8. REGISTRATION RIGHTS. The Company hereby grants to the Investors certain rights to require the Company to register its capital stock in compliance with the Securities Act. The provisions governing such registration rights are set out in the Registration Rights Agreement attached as Exhibit 8.1 hereto, which
Exhibit 8.1 is hereby incorporated by reference and made an integral part of this Agreement. The Company and the Investors hereby absolutely and unconditionally agree to be bound and governed by, and specifically make and adopt, all of the terms and provisions contained in Exhibit 8.1 annexed hereto.

9.     REMEDIES.

     9.1. REMEDIES. If either party shall fail to perform or observe any of the covenants, agreements or provisions set forth or incorporated by reference in this Agreement or in any of the Related Agreements, then and in each and every such case the other party may proceed to enforce performance of such obligations in such manner as it may elect and may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding for performance of such obligations.

     9.2. COURSE OF DEALING. No course of dealing between the Company on the one hand, and the Investors or any holder of Securities, on the other hand, shall operate as a waiver of any rights under this Agreement or any Related Agreement. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any other occasion. No waiver or statement of satisfactory cure or consent shall be binding upon one party or any holder of any Securities unless it is in writing and signed by the party to be changed.

     9.3. WAIVERS. Each party hereby waives, to the extent not prohibited by applicable law, (a) all presentments, demands for performance, notices of nonperformance (except to the extent required by the provisions hereof) and (b) any requirement of diligence or promptness on the part of any other party or any Securities in the enforcement of its rights under the provisions of this Agreement.

     9.4. EQUITABLE REMEDIES. The parties to this Agreement hereby acknowledges that monetary damages are an inadequate remedy for breach of the covenants contained in this Agreement or in any Related Agreement; therefore, it is agreed that each of such covenants of one party and provisions shall be enforceable by specific performance, including all forms of injunctive relief. Each party hereby waives any defense based on the adequacy of any remedies at law.

10.  PAYMENT ON SECURITIES; TRANSFER; LEGENDS

     10.1. PAYMENT. All payments made by the Company in respect of any Securities shall be made in immediately available funds in lawful money of the United States for credit, not later than 12:00 noon, Boston time, to the account of the Investor and shall be accompanied by sufficient information to identify the source and application thereof, or in any event by such other reasonable method or at such other address, as such Investor shall have from time to time notified the Company thereof.

     10.2. TRANSFER OF SECURITIES. If, at any time of any conversion, transfer (other than a conversion or transfer not involving a change in the beneficial ownership of such securities) or surrender for exchange of any share of Securities or any securities issued upon exchange or conversion, or in replacement thereof (or in respect of such securities), such securities shall not be registered under the Securities Act or qualified under any applicable state securities law, the Company may require, as a condition of allowing such conversion, transfer or exchange, that the holder or transferee of such securities, as the case may be, furnish to the Company such information as, in the reasonable opinion of counsel for the Company, is necessary in order to establish that such exercise, transfer or exchange may be made without registration under the Securities Act or qualification under such state securities law; provided, however, that nothing contained in this Section 10.2 shall relieve the Company from complying with the provisions of Section 8 hereof or any provision of the Certificate of Incorporation (as amended).

     10.3. LEGENDS. To the extent applicable, each certificate or other document evidencing any of the Securities to be purchased and sold pursuant to this Agreement or any Common Stock issued upon conversion of the Securities shall be endorsed with the legends set forth below, and each Investor covenants that, except to the extent such restrictions are waived by the Company, it shall not transfer the shares represented by any such certificate without complying with the restrictions on transfer described in the legends endorsed on such certificate:

          (a) The following legend under the Securities Act:

          "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL AND FROM ATTORNEYS REASONABLY ACCEPTABLE TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

          (b) If required by the authorities of any state in connection with the issuance or sale of the Securities or the Common Stock issued upon conversion of the Securities, the legend required by such state authority.

     10.4.  REMOVAL OF LEGENDS.

          (a) Any legend endorsed on a certificate pursuant to Section 10.3(a) hereof shall be removed (i) if the Securities to be purchased and sold pursuant to this Agreement or Common Stock issued upon conversion of Securities represented by such certificate shall have been effectively registered under the Securities Act, (ii) if such shares may be transferred in compliance with Rule 144 promulgated under the Securities Act, or (iii) if the holder of such shares shall have provided the Company with an opinion of counsel, in form and substance reasonably acceptable to the Company and its counsel and from attorneys reasonably acceptable to the Company and its counsel, stating that the proposed sale, transfer or assignment of such shares may be made without registration.

          (b) Any legend endorsed on a certificate pursuant to Section 10.3(b) hereof shall be removed if the Company receives an order of the appropriate state authority authorizing such removal or if the holder of Securities to be purchased and sold pursuant to this Agreement or Common Stock issued upon conversion of the Securities provides the Company with an opinion of counsel, in form and substance reasonably acceptable to the Company and its counsel and from attorneys reasonably acceptable to the Company and its counsel, stating that such legend may be removed.

11. EXPENSES, ETC. Whether or not the transactions contemplated by this Agreement and the Related Agreements shall be consummated, each party agrees to pay and be responsible for the respective expenses incurred by it in connection herewith.

12. NOTICES. All notices and other communications pursuant to this Agreement shall be in writing, either delivered in hand or sent by first-class mail, postage prepaid, or sent by telex, telecopier, facsimile machine or telegraph, addressed as follows:

          (i) if to the Company, at the address thereof set forth on the first page hereof, or at such other address as shall have been furnished to the Investors in writing by the Company;

          (ii) if to an Investor, at its address set forth on the first page hereof or on Exhibit A hereto or at such other address as shall have been furnished to the Company in writing by such Investor.

     Any notice or other communication pursuant to this Agreement shall be deemed to have been duly given or made and to have become effective (i) when delivered in hand to the party to which it was directed, (ii) if sent by telex, telecopier, facsimile machine or telegraph and properly addressed in accordance with the foregoing provisions of this Section 12, when received by the addressee, or (iii) if sent by first-class mail, postage prepaid, and properly addressed in accordance with the foregoing provisions of this Section 12, (A) when received by the addressee, or (B) on the third business day following the day of dispatch thereof, whichever of (A) or (B) shall be the earlier.

13. SURVIVAL AND TERMINATION OF COVENANTS. All covenants, agreements, representations and warranties made herein or in any other document referred to herein or delivered to an Investor pursuant hereto shall be deemed to have been material and relied on by such Investor, notwithstanding any investigation made by such Investor, and shall survive the execution and delivery to such Investor hereof and of Securities and shall terminate only as follows: (a) upon the Company's Qualified Initial Public Offering, except as to the covenants of the Company contained in Section 7 and the provisions of Sections 8, 11 and 13 hereof; or (b) if such Investor is no longer the holder of Securities or any Common Stock, this Agreement shall terminate in its entirety as to such Investor except for the provisions of Sections 11 and 13 hereof.

14. AMENDMENTS AND WAIVERS. Except as otherwise expressly required by any other provisions of this Agreement, none of the terms or provisions contained in this Agreement, and none of the agreements, obligations or covenants of the Company contained in this Agreement or in any Related Agreement, may be amended, modified, supplemented, waived or terminated unless the Company and the Investors shall execute an instrument in writing agreeing or consenting to such amendment, modification, supplement, waiver or termination; provided, however, that those Investors holding at the time that number of shares of Common Stock representing not less than fifty-one percent (51%) of the aggregate shares of Common Stock issued and issuable upon conversion of the Securities may effect any such waiver, modification, amendment or termination on behalf of all of the Investors. No assent, express or implied, by the Investors to any breach in or default of any agreement or condition herein contained by any other party shall constitute a waiver of or assent to any succeeding breach in or default of the same or any other agreement or condition hereof. The Company acknowledges and agrees that the terms and conditions by which the Investors are hereby committing to purchase Securities have been determined and agreed to in reliance upon the Company's business plan and objectives, as embodied in the milestone events set forth on Schedules 6.3-6.5, and on the expectation that the aggregate purchase price of the Securities will be sufficient to accomplish such plan and objectives without need for any further private funding. Accordingly, the Company further acknowledges and agrees in the event of the Company's failure to meet any of the milestones set forth in such Schedules or should the Company require additional financing beyond the levels contemplated by this Agreement that (in addition to acknowledging the enforceability of those provisions herein or in the Related Agreements that may take effect upon the occurrence of such event) it will, negotiate in good faith as the case may be, appropriate modifications to the terms (such as pricing and related matters) by which the Investors shall be committed and have the right to purchase Securities or the terms by which the Investors shall have the right to purchase additional securities of the Company to satisfy such additional unexpected funding requirements.

15. MISCELLANEOUS. This Agreement and the Related Agreements set forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof. In this Agreement, the use of any of the three genders shall be deemed to include the other two. This Agreement is intended to take effect as a sealed instrument and may be executed in any number of counterparts which together shall constitute one instrument and shall be governed by and construed in accordance with the domestic substantive laws of the Commonwealth of Massachusetts without giving effect to any choice or conflict of law provision or rule that would cause the application of the domestic substantive laws of any other state, and shall bind and inure to the benefit of the parties hereto and their respective successors and assigns. The rights of the Investors herein to purchase Securities at the Stage II Closing, Stage III Closing and Stage IV Closing and the related rights hereunder and under the Related Agreements may be assigned by them in writing to any designee in whole or in part (a "Co-Investor"), provided that the Company shall have the right to review and approve such Co-Investor, such approval not to be unreasonably withheld, and provided, further, that any such Co-Investor agrees to be bound by all of the applicable obligations of the Investors set forth herein. Exhibit A hereto shall be deemed to be automatically amended by such designation to reflect the name of such Co-Investor and the amount or number Securities to be sold to it by the Company and purchased by such Co-Investor at the applicable Closing (with conforming adjustments to the Investor's commitments hereunder) without any need for further action by the parties. The Investors agree to consider promptly and in good faith the designation of any Person as a Co-Investor of either the Stage III Securities or the Stage IV Securities if such co-investment is recommended by the Chief Executive Officer of the Company in order to further the strategic and business objectives of the Company.

     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their duly authorized representatives on the day and in the year first above written.


                              UNITEK SEMICONDUCTOR INC.



                              By:___________________________________
                                 Title


                              KOPIN CORPORATION



                              By:_______________________________
                                 Title

                              CLAYBRIDGE ENTERPRISES LTD.



                              By:_______________________________
                                 Title